Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type of information that the registrant customarily and actually treats as private and confidential.

AMENDMENT NO. 1 DATED OCTOBER 5th, 2022

TO THE SUPPLY AGREEMENT DATED NOVEMBER 24, 2020

BETWEEN

Parties
(1)ARCUTIS BIOTHERAPEUTICS, INC. (hereinafter referred to as the “Company”), a company incorporated and registered in the USA, located at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361, the USA, holder of Tax identification Number 81-2974255
AND
(2)INTERQUIM, S.A. (sole shareholder company) (hereinafter referred to as “Interquim”), a company incorporated and registered in Spain, located at C/ Joan Buscallà 10, 08173, Sant Cugat del Vallès (Barcelona), Spain, holder of Tax identification Number A-08536476.
Referred to jointly as "Parties" and separately as "Party".

RECITALS:

WHEREAS the Company and Interquim executed the Supply Agreement dated November 24, 2020, (“Supply Agreement”) by which both Parties agreed that Interquim shall manufacture and supply the API to the Company during the Initial Term of the Supply Agreement and the Company agreed to purchase from Interquim a minimum of 90% of its annual API requirements to be used for the manufacture of Company’s Final Drug Products.

AND WHEREAS on the date of December 22, 2021, the Competent Authorities in the country of the United States (“FDA”) accepted the Company’s New Drug Application (“NDA”) submission for ARQ-151 for the topical treatment of plaque psoriasis in adults and adolescents and, such NDA has been approved by the Competent Authorities in the country of the United States (“FDA”) on the date of July 29, 2022.

AND WHEREAS as part of a Business Continuity Plan as referenced in Section 5.4 of the Supply Agreement and attached as Annex 2 to this Amendment set forth by Interquim, Interquim commits to include in its API Drug Master File (“DMF”) a Second Facility Site (as defined below) where to manufacture the API for the Company which includes certain tasks and activities that comprises time, efforts and costs.

AND WHEREAS in view of the investments and commitments made by Interquim, the Parties now wish to add new additional conditions by executing this Amendment (the “Amendment”).

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.Purpose of the Amendment

Following the signature of this Amendment and after the completion of all required activities according to the Business Continuity Plan, Interquim shall submit to the FDA all the information related for the validation of the process to include a Second Facility Site intended to manufacture the API exclusively for the Company. Interquim shall notify to the Company the date of the submission to the FDA of the corresponding information. Interquim shall be responsible for maintaining the DMF in accordance with all applicable laws and ensure that all data and information incorporated therein resulting of the addition of a Second Facility Site is accurate and current as necessary to support obtaining and maintaining the applicable Market Authorization Approvals and regulatory filings by Company.

Company shall submit the appropriate regulatory filings to include a Second Facility Site to manufacture the API of the Final Drug Product into the corresponding NDA, Market Authorization Approval or other regulatory approvals without unreasonable delay not later than six (6) months after Interquim’s notification date of submission to the

FDA of all the information related for the validation of the process to include a Second Facility Site in order to amend the current DMF.

2.In addition to the purpose set forth above, upon the signature of this Amendment, both Parties agree on the amendment of certain terms of the Agreement as follows:

2.1The Parties hereby agree to modify the following definitions of Article 1:

2.1.1All references in the Agreement to ARQ-151 shall be read and understood to reference the Product. Therefore, the definition set forth under Article 1.3 shall be modified and read as follows:

“1.3 “Product” means any Final Drug Product developed by Company containing Roflumilast API”

    2.1.2 The definition of “Initial Term” of Article 1.8 of the Agreement shall be modified and read as follows:

“1.8 “Initial Term” shall mean a period beginning on the Launch Date and ending [***] years thereafter”.

    2.1.3 The Parties wish to include the following terms into the Agreement:

1.16 “Second Facility Site” means the manufacturing site [***].
1.17 “Launch Date” means the first sale by Company, its Affiliates or Sublicensees of the Product in any country of the Territory.

2.2The Parties wish to incorporate Article 2.5 in the Agreement to provide for potential generic entry as follows:

“2.5 Generic Entry. If at any time during the Term of the Agreement, a generic version of the Product or any other final Drug Product commercially marketed by the Company using the API is approved by a Competent Authority and available for commercial sale in the Territory, the Parties agree in good faith to enter into a renegotiation of the terms and conditions of this Agreement taking into consideration the pricing, the business prospects for the Product, competitive dynamics and other market conditions.”

2.3The Parties wish to modify Article 12.1 of the Agreement which shall read as follows:

    “12.1    This Agreement shall enter into force on the Effective Date and shall continue in effect until the expiry of the Initial Term, unless terminated earlier as specified in this Agreement. This Agreement will automatically renew for subsequent two (2) year renewal periods, unless a prior written notice of termination is given to the other Party at least six (6) months before the end of the Initial Term or any renewal period. The Initial Term jointly with renewed term(s), if any, shall refer to as the “Term”.

3.Upon the signature date of this Amendment, the Parties agree to replace Annex 1 of the Agreement with Annex 1 attached to this Amendment.

4.This Amendment forms part of the Agreement and should be construed accordingly. Terms in capital letters shall have the meaning as ascribed to it in the Agreement.

5.This Amendment does not cancel, replace or amend any term of the Agreement or any prior amendments save as specifically stated herein.  All other terms remain in full force and effect.

6.This Amendment shall have effect with effect from October 4th, 2022.

IN WITNESS WHEREOF the parties have executed this Amendment by the duly authorized representatives of the Parties.

ARCUTIS BIOTHERAPEUTICS, INC.	INTERQUIM, S.A

/s/ Frank Watanabe	/s/ David Ferrer
Name: Frank Watanabe	Name: David Ferrer
Title: Chief Executive Officer	Title: CFO

/s/ Pedro de Antonio
Name: Pedro de Antonio
Title: Chief Partners Officer

ANNEX 1

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Annex 2

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